Exhibit 99.1

Contacts:
Chad Holmes	Jamie Bernard, IRC
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FOURTH-QUARTER AND FULL-YEAR 2019 FINANCIAL RESULTS

Strong Fourth Quarter Caps Record Year

Fiscal 2020 Revenue Guidance Implies Growth of 10% to 13% on a Constant Currency Basis

Board Expands Share Repurchase Authorization by $20 Million

BOSTON, February 27, 2020 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal year ended December 28, 2019.

“CRA ended fiscal 2019 with the best full-year revenue in the Company’s history. We continue to see strong demand for our services, resulting in annual revenue growth of 8.1% in our North American operations and 8.0% in Europe,” said Paul Maleh, CRA’s President and Chief Executive Officer. “For the fourth quarter, revenue grew 9.7% year over year to $119.3 million. Our performance was driven by double-digit revenue growth in our Finance, Forensic Services, and Labor & Employment practices, with strong contributions from our Antitrust & Competition Economics practice. We also positioned the Company for future success by increasing headcount by 13.4% year over year. These additions add depth to our team of talented consultants and enhance the services that we can offer to our clients.”

Key Fourth-Quarter Fiscal 2019 Highlights

•	Revenue grew 9.7% year over year to $119.3 million.

•	Utilization was 72%, while quarter-end headcount increased 13.4% year over year.

•	Net income, earnings per diluted share, and non-GAAP EBITDA for the fourth quarter of 2019 were negatively impacted by a foreign currency loss of approximately $920,000 related to net losses on foreign denominated transactions and the revaluation of working capital balances.

•	Net income decreased 30.6% year over year to $4.8 million, or 4.0% of revenue, compared with $6.9 million, or 6.3% of revenue, in the fourth quarter of fiscal 2018; non-GAAP net income decreased 12.6% year over year to $6.2 million, or 5.2% of revenue, compared with $7.1 million, or 6.5% of revenue, in the fourth quarter of fiscal 2018.

•	Earnings per diluted share decreased 27.2% year over year to $0.59; non-GAAP earnings per diluted share decreased 8.3% year over year to $0.77.

•	Non-GAAP EBITDA decreased 2.4% to $11.3 million, or 9.4% of revenue, compared with $11.5 million, or 10.6% of revenue, in the fourth quarter of fiscal 2018.

•	On a constant currency basis relative to the fourth quarter of fiscal 2018, revenue would have been higher by $0.1 million, GAAP net income would have been lower by $0.1 million, while GAAP earnings per diluted share would have remained unchanged. Non-GAAP net income would have remained unchanged, while non-GAAP earnings per diluted share would have decreased by $0.01 per share and non-GAAP EBITDA would have decreased by $0.1 million.

•	CRA made dividend payments of $2.0 million during the quarter.

Key Full-Year Fiscal 2019 Highlights

•	Revenue grew 8.1% year over year to $451.4 million with companywide utilization of 75%.

•	Net income, earnings per diluted share, and non-GAAP EBITDA for the year were negatively impacted by a foreign currency loss of approximately $1.3 million related to the net losses on foreign denominated transactions and the revaluation of working capital balances.

•	GAAP net income decreased 7.8% year over year to $20.7 million, or 4.6% of revenue, or $2.53 per diluted share, compared with $22.5 million, or 5.4% of revenue, or $2.61 per diluted share for the full year fiscal 2018. Non-GAAP net income increased 4.0% year over year to $24.7 million, or 5.5% of revenue, or $3.01 per diluted share, compared with $23.7 million, or 5.7% of revenue, or $2.75 per diluted share for the full year fiscal 2018.

•	Non-GAAP EBITDA grew 7.6% to $44.1 million, or 9.8% of revenue, compared with $41.0 million, or 9.8% of revenue, in fiscal year 2018.

•	On a constant currency basis relative to fiscal 2018, revenue would have been higher by $3.9 million; GAAP net income would have remained unchanged, while non-GAAP net income would have decreased by $0.1 million; GAAP and non-GAAP earnings per diluted share would have decreased by $0.01; and non-GAAP EBITDA would have been lower by $0.1 million.

•	For fiscal 2019, CRA returned $24.9 million of capital to its shareholders, consisting of $6.8 million of dividend payments and $18.1 million for share repurchases of approximately 421,000 shares.

Management Commentary and Financial Guidance

“For the full year, on a constant currency basis, we exceeded our revenue guidance of $446 million to $452 million and achieved the upper end of our non-GAAP EBITDA margin guidance range of 9.2% to 10.2%,” Maleh said. “To elaborate, fiscal year 2019 revenue on a constant currency basis was $455.3 million, consisting of $451.4 million of reported results and a $3.9 million adjustment for currency headwinds. Full year non-GAAP EBITDA and non-GAAP EBITDA margin were $44.1 million and 9.8%, respectively. On a constant currency basis, non-GAAP EBITDA decreased by $0.1 million to $44.0 million, or 9.7% of revenue. If we add back the previously mentioned foreign currency loss of $1.3 million, the majority of which was incurred during the fourth quarter, non-GAAP EBITDA margin would have been 10.0% on a constant currency basis.”

“In 2020, we look to build on our trend of broad-based, profitable growth while striving to be the firm of choice for our clients’ most important litigation, regulatory, and strategic challenges. For the full-year fiscal 2020, on a constant currency basis relative to fiscal 2019, we expect revenue in the range of $495 million to $510 million, and non-GAAP EBITDA margin in the range of 9.2% to 10.2%. While we are pleased with CRA’s strong performance in 2019, we remain mindful that uncertainties around global economic and political conditions can affect our business,” Maleh concluded.

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because CRA is unable to estimate with reasonable certainty the revaluation of contingent consideration liabilities, unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Share Repurchase Expansion and Quarterly Dividend

CRA also announced today that its Board of Directors has authorized an expanded share repurchase program of $20 million of CRA’s common stock, in addition to the $3.5 million remaining under its existing share repurchase program. CRA may repurchase shares in the open market or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The timing, amount and extent to which CRA repurchases shares will depend upon market conditions and other factors it may consider in its sole discretion.

On February 27, 2020, CRA’s Board of Directors declared a quarterly cash dividend of $0.23 per common share, payable on March 20, 2020 to shareholders of record as of March 10, 2020. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its fourth-quarter and fiscal-year 2019 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with financial measures that were not calculated in accordance with GAAP. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.

The adjustments made to the financial measures identified in this release as “non-GAAP” are as follows: for the fourth quarter and full year fiscal 2019, the adjustments exclude non-cash amounts relating to valuation changes in contingent consideration and related tax effects; for the fourth quarter and full year fiscal 2018, the adjustments also exclude the final liquidating distribution from GNU123 Liquidating Corporation (“GNU”) in December 2018 (GNU was our majority owned subsidiary that was dissolved on December 15, 2017); and for the full year fiscal 2018, the adjustments also exclude net costs related to lease recapture and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates. Finally, this release also presents the non-GAAP financial metric EBITDA.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2020 on a constant currency basis relative to fiscal 2019 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

DECEMBER 28, 2019 COMPARED TO DECEMBER 29, 2018

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 28, 2019	As a % of Revenue	December 29, 2018	As a % of Revenue	December 28, 2019	As a % of Revenue	December 29, 2018	As a % of Revenue
Revenues	$119,262	100.0%	$108,763	100.0%	$451,370	100.0%	$417,648	100.0%
Cost of services (exclusive of depreciation and amortization)	84,349	70.7%	76,372	70.2%	317,761	70.4%	289,185	69.2%
Selling, general and administrative expenses	24,684	20.7%	21,851	20.1%	93,613	20.7%	89,533	21.4%
Depreciation and amortization	2,952	2.5%	2,695	2.5%	10,648	2.4%	9,995	2.4%
Income from operations	7,277	6.1%	7,845	7.2%	29,348	6.5%	28,935	6.9%

GNU gain on sale of business assets and subsequent liquidation	-	-	258	0.2%	-	-	258	0.1%
Interest expense, net	(300)	-0.3%	(87)	-0.1%	(1,254)	-0.3%	(647)	-0.2%
Foreign currency gains (losses), net	(918)	-0.8%	315	0.3%	(1,297)	-0.3%	387	0.1%
Income before provision for income taxes and noncontrolling interest	6,059	5.1%	8,331	7.7%	26,797	5.9%	28,933	6.9%
Provision for income taxes	1,296	1.1%	1,492	1.4%	6,050	1.3%	6,461	1.5%
Net income	4,763	4.0%	6,839	6.3%	20,747	4.6%	22,472	5.4%
Net (income) loss attributable to noncontrolling interests, net of tax	-	-	20	0.0%	-	-	20	0.0%
Net income attributable to CRA International, Inc.	$4,763	4.0%	$6,859	6.3%	$20,747	4.6%	$22,492	5.4%

Net income per share attributable to CRA International, Inc.:
Basic	$0.61		$0.85		$2.63		$2.76
Diluted	$0.59		$0.81		$2.53		$2.61

Weighted average number of shares outstanding:
Basic	7,757		8,040		7,866		8,107
Diluted	8,053		8,435		8,167		8,570

CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

DECEMBER 28, 2019 COMPARED TO DECEMBER 29, 2018

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 28, 2019	As a % of Revenue	December 29, 2018	As a % of Revenue	December 28, 2019	As a % of Revenue	December 29, 2018	As a % of Revenue
Revenues	$119,262	100.0%	$108,763	100.0%	$451,370	100.0%	$417,648	100.0%

Net income attributable to CRA International, Inc.	$4,763	4.0%	$6,859	6.3%	$20,747	4.6%	$22,492	5.4%
Net income (loss) attributable to noncontrolling interests, net of tax	-	-	(20)	0.0%	-	-	(20)	0.0%
Net income	4,763	4.0%	6,839	6.3%	20,747	4.6%	22,472	5.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	1,947	1.6%	633	0.6%	5,382	1.2%	1,060	0.3%
Net costs related to lease recapture	-	-	-	-	-	-	555	0.1%
Net operating expenses from GNU123 Liquidating Corporation	-	-	47	0.0%	-	-	47	0.0%
Gain on sale of GNU123 Liquidating Corporation	-	-	(258)	-0.2%	-	-	(258)	-0.1%
Tax effect on adjustments	(527)	-0.4%	(187)	-0.2%	(1,458)	-0.3%	(161)	0.0%
Non-GAAP net income	$6,183	5.2%	$7,074	6.5%	$24,671	5.5%	$23,715	5.7%

Net income per share attributable to CRA International, Inc.:
Basic	$0.79		$0.88		$3.13		$2.91
Diluted	$0.77		$0.84		$3.01		$2.75

Weighted average number of shares outstanding:
Basic	7,757		8,040		7,866		8,107
Diluted	8,053		8,435		8,167		8,570

CRA INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED

DECEMBER 28, 2019 COMPARED TO DECEMBER 29, 2018

(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 28, 2019	As a % of Revenue	December 29, 2018	As a % of Revenue	December 28, 2019	As a % of Revenue	December 29, 2018	As a % of Revenue
Revenues	$119,262	100.0%	$108,763	100.0%	$451,370	100.0%	$417,648	100.0%

Net income attributable to CRA International, Inc.	$4,763	4.0%	$6,859	6.3%	$20,747	4.6%	$22,492	5.4%
Net income (loss) attributable to noncontrolling interests, net of tax	-	-	(20)	0.0%	-	-	(20)	0.0%
Net income	4,763	4.0%	6,839	6.3%	20,747	4.6%	22,472	5.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	1,947	1.6%	633	0.6%	5,382	1.2%	1,060	0.3%
Net costs related to lease recapture	-	-	-	-	-	-	555	0.1%
Net operating expenses from GNU123 Liquidating Corporation	-	-	47	0.0%	-	-	47	0.0%
Gain on sale of GNU123 Liquidating Corporation	-	-	(258)	-0.2%	-	-	(258)	-0.1%
Tax effect on adjustments	(527)	-0.4%	(187)	-0.2%	(1,458)	-0.3%	(161)	0.0%
Non-GAAP net income	$6,183	5.2%	$7,074	6.5%	$24,671	5.5%	$23,715	5.7%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	300	0.3%	87	0.1%	1,254	0.3%	647	0.2%
Provision for income taxes	1,823	1.5%	1,679	1.5%	7,508	1.7%	6,622	1.6%
Depreciation and amortization	2,952	2.5%	2,695	2.5%	10,648	2.4%	9,995	2.4%
Non-GAAP EBITDA	$11,258	9.4%	$11,535	10.6%	$44,081	9.8%	$40,979	9.8%

 CRA INTERNATIONAL, INC.

 CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	December 28,	December 29,
	2019	2018
Assets
Cash and cash equivalents	$25,639	$38,028
Accounts receivable and unbilled services, net	144,410	130,585
Other current assets	14,028	12,527
Total current assets	184,077	181,140

Property and equipment, net	61,295	48,088
Goodwill and intangible assets, net	94,980	96,054
Right-of-use assets	130,173	-
Other assets	62,718	45,564
Total assets	$533,243	$370,846

Liabilities and Shareholders’ Equity
Accounts payable	$26,069	$21,938
Accrued expenses	121,301	108,233
Current portion of lease liabilities	12,847	-
Other current liabilities	11,193	12,326
Total current liabilities	171,410	142,497
Non-current portion of lease liabilities	146,551	-
Other non-current liabilities	17,531	31,877
Total liabilities	335,492	174,374

Total shareholders’ equity	197,751	196,472
Total liabilities and shareholders’ equity	$533,243	$370,846

CRA INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Fiscal Year-to-Date Period Ended
	December 28,	December 29,
	2019	2018
Operating activities:
Net income	$20,747	$22,472
Adjustments to reconcile net income to net cash provided by operating activities:
GNU gain on sale of business assets and subsequent liquidation	-	(258)
Non-cash items, net	23,776	16,172
Accounts receivable and unbilled services	(13,111)	(17,414)
Working capital items, net	(3,580)	15,217
Net cash provided by operating activities	27,832	36,189

Investing activities:
Purchases of property and equipment	(16,693)	(15,447)
Net cash used in investing activities	(16,693)	(15,447)

Financing activities:
Issuance of common stock, principally stock option exercises	3,211	2,166
Borrowings under revolving line of credit	54,000	30,161
Repayments under line of credit	(54,000)	(30,161)
Tax withholding payments reimbursed by shares	(2,176)	(3,946)
Cash paid on dividend equivalents	(246)	(256)
Cash dividend paid to shareholders	(6,539)	(5,784)
Repurchases of common stock	(18,068)	(27,884)
Distribution to noncontrolling interest	-	(43)
Net cash used in financing activities	(23,818)	(35,747)

Effect of foreign exchange rates on cash and cash equivalents	290	(1,002)

Net decrease in cash and cash equivalents	(12,389)	(16,007)
Cash and cash equivalents at beginning of period	38,028	54,035

Cash and cash equivalents at end of period	$25,639	$38,028

Noncash investing and financing activities:
Purchases of property and equipment not yet paid for	$4,914	$303
Purchases of property and equipment by a third party	$156	$133
Asset retirement obligations	$428	$223
Right-of-use assets obtained in exchange for lease obligations	$57,827	$-
Right-of-use assets related to the adoption of ASC 842	$82,329	$-
Lease Liabilities related to the adoption of ASC 842	$106,765	$-
Supplemental cash flow information:
Cash paid for taxes	$7,590	$4,813
Cash paid for interest	$1,157	$509
Cash paid for amounts included in operating lease liabilities	$14,620	$-